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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 1, 2006

VMH VIDEOMOVIEHOUSE.COM INC.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	333-70836	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

14 - 34368 Manufacturer's Way
Abbotsford, British Columbia, Canada V2S 7M1
(Address of principal executive offices and Zip Code)

(604) 852-1806
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01     OTHER EVENTS

On March 1, 2006, the Board of Directors unanimously voted to discontinue the renting of DVDs online. The Company came to this conclusion after operating and testing the online rental business over the last 9 months and finding that this business model was extremely unprofitable and absorbed substantial amounts of capital investments with no return.

The Company has decided to concentrate all of its future efforts towards the expansion and further development of the DVDmarketplace concept as this business model would require far less in capital investment, provide less risk and would become profitable very quickly. The Company believes that this would further move them one step closer to its goal of becoming a technology and marketing organization as opposed to a handler and warehouser of large quantities of inventory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 3rd day of March, 2006.

VMH VIDEOMOVIEHOUSE.COM INC.

BY:	/s/ Steven Gaspar
Steven Gaspar
President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a Member of the Board of Directors